UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            ________
                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report(Date of earliest event reported) January 24, 2001


                        LANDS' END, INC.
    (exact name of registrant as specified in its charter)





    DELAWARE                 1-9769              36-2512786
(State or other           (Commission         (I.R.S. Employer
  jurisdiction            File Number)         Identification
of incorporation)                                  Number)




 Lands' End Lane, Dodgeville, Wisconsin             53595
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number     608-935-9341
     including area code



               INFORMATION INCLUDED IN THIS REPORT


Item 5.  Other Events.

         Attached as Exhibit 99 to this report is a news release issued by Lands' End, Inc., announcing that Daniel Okrent is resigning from the company's board of directors effective
February 16, 2001.












                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.
































                                    LANDS' END, INC.


January 25, 2001            By: /s/ STEPHEN A. ORUM
                                    Stephen A. Orum
                                    Executive Vice President &
                                    Chief Financial Officer

EXHIBIT 99


FOR IMMEDIATE RELEASE

             LANDS' END ANNOUNCES BOARD RESIGNATION
                        OF DANIEL OKRENT

DODGEVILLE, WIS. ... January 24, 2001 ... Lands' End, Inc. (LE)
today announced that Daniel Okrent is resigning from the company's board of directors, effective February 16, 2001. Mr. Okrent, who has served on the board since October 1997, is resigning due to potential conflicts of interest with other activities he is contemplating.

Company founder and chairman of the board Gary C. Comer said, "I want to thank Daniel for his contributions to the board and to the company over the past three years, and I wish him well in all future pursuits. I'm pleased that our two new board members, Richard Marcus and Paul Schrage, are joining us later this week, and we will continue our search to find a suitable replacement for Daniel."

Lands' End is a leading direct merchant of traditionally styled, classically inspired clothing, offered to customers throughout the world through regular mailings of its monthly and specialty catalogs and via the Internet at www.landsend.com.

                               -0-

Contact Charlotte LaComb: 608-935-4835